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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                 July 6, 2000

                          Global Election Systems Inc.
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             (Exact name of registrant as specified in its charter)


British Columbia, Canada                0-24725                   85-0394190
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(State or other jurisdiction         (Commission                  (IRS Employer
 of incorporation)                   File Number)          Identification. No.)

                      1611 Wilmeth Road, McKinney TX     75069
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              (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:    972-542-6000


         (Former name or former address, if changed since last report.)


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Item 5. Other Events

         a) On July 6, 2000, at a meeting of the Registrant's Board of Directors, the Board elected Brian Courtney as Director, to fill the vacancy left by the resignation of David Brown on June 6, 2000.

         b) On July 28, 2000, during a meeting of the Registrant's Board of Directors in McKinney, Texas, the Board and Howard T. Van Pelt mutually agreed not to extend Mr. Van Pelt's employment agreement as President and Chief Executive Officer, expiring July 31, 2000. Robert J. Urosevich, Registrant's Vice President of Sales and Marketing and New Business Development, was appointed President and Chief Operating Officer, effective August 1, 2000.

         c) Effective August 1, 2000, Howard T. Van Pelt resigned his position on the Board of Directors of Registrant in order to pursue other interests.


                                                  GLOBAL ELECTION SYSTEMS INC.

                                                        (Registrant)

Date:  August 9, 2000                     By:  /s/ ROBERT J. UROSEVICH
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                                               Robert J. Urosevich
                                          Its: President